UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 2024

Hoth Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38803	82-1553794
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

590 Madison Ave, 21st Floor, New York, New York

(Address of principal executive offices, including ZIP code)

(646) 756-2997

(Registrant’s telephone number, including area code)

1 Rockefeller Plaza, Suite 1039
New York, New York 10020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	HOTH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01

On March 27, 2024, Hoth Therapeutics, Inc., a Nevada corporation (the “Company”), entered into an inducement offer letter agreement (the “Inducement Letter”) with a certain holder (the “Holder”) of existing warrants (the “Existing Warrants”) to purchase shares of common stock of the Company. The Existing Warrants were issued on January 3, 2023, and had an exercise price of $5.00 per share.

Pursuant to the Inducement Letter, the Holder agreed to exercise for cash their Existing Warrants to purchase an aggregate of 2,500,000 shares of the Company’s common stock at a reduced exercise price of $1.6775 per share in consideration for the Company’s agreement to issue new common stock purchase warrants (the “New Warrants”), as described below, to purchase up to 3,750,000 shares of the Company’s common stock (the “New Warrant Shares”). Each New Warrant will have an exercise price equal to $1.50 per share. The New Warrants will be immediately exercisable from the date of issuance until July 3, 2028. The Company expects to receive aggregate gross proceeds of approximately $4.2 million from the exercise of the Existing Warrants by the Holder, before deducting placement agent fees and other offering expenses payable by the Company.

The Company engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) to act as its exclusive placement agent in connection with the transactions summarized above and has agreed to pay the Placement Agent a cash fee equal to 7.0% of the gross proceeds received from the Holder’s exercise of their Existing Warrants, as well as a management fee equal to 1.0% of the gross proceeds from the exercise of the Existing Warrants.

The Company has also agreed to reimburse the Placement Agent for its expenses in connection with the exercise of the Existing Warrants and the issuance of the New Warrants, up to $50,000 for fees and expenses of legal counsel and other out-of-pocket expenses, and agreed to pay the Placement Agent for non-accountable expenses in the amount of $35,000. The Company also agreed to issue to the Placement Agent or its designees warrants (the “Placement Agent Warrants”) to purchase 5% of the aggregate number of such shares of common stock underlying the Existing Warrants, which will have the same terms as the New Warrants except for an exercise price equal to 125% of the exercise price of the New Warrants. The closing of the transactions contemplated pursuant to the Inducement Letter is expected to occur on April 1, 2024 (the “Closing Date”), subject to satisfaction of customary closing conditions.

The Company expects to use the net proceeds of these transactions for general corporate and working capital purposes.

The resale of the shares of the Company’s common stock issuable upon exercise of the Existing Warrants are registered on an existing registration statement on Form S-3 (File No: 333-269224) declared effective by the Securities and Exchange Commission (the “SEC”) on January 25, 2023.

The Company also agreed to file a registration statement on Form S-3 (or other appropriate form if the Company is not then Form S-3 eligible) covering the resale of the New Warrant Shares issued or issuable upon the exercise of the New Warrants (the “Resale Registration Statement”), within 30 days of the Closing Date, and to have such Resale Registration Statement declared effective by the SEC within 60 calendar days following the filing thereof (or within 90 calendar days following the filing thereof in case of “full review” of such resale registration statement by the SEC). In the Inducement Letter, the Company agreed not to issue any shares of common stock or common stock equivalents or to file any other registration statement with the SEC (in each case, subject to certain exceptions) until 45 days after the Closing Date. The Company also agreed not to effect or agree to effect any variable rate transaction (as defined in the Inducement Letter) until two (2) years after the Closing Date (subject to an exception).

The forms of Inducement Letter and New Warrant are attached as Exhibits 10.1 and 4.1, respectively. The description of the terms of the Inducement Letter and the New Warrant is not intended to be complete and is qualified in its entirety by reference to such exhibits. The Inducement Letter contains customary representations, warranties and covenants by the Company which were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02 Unregistered Sales of Equity Securities.

The Company issued the New Warrants and the Placement Agent Warrants pursuant to the exemption from the registration requirements of the Securities Act available under Section 4(a)(2). Neither the issuance of the New Warrants, the Placement Agent Warrants nor the New Warrant Shares or the shares of common stock issuable upon the exercise of the Placement Agent Warrants have been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. The description of the New Warrants and the Placement Agent Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy securities of the Company.

Item 8.01 Other Events.

On March 27, 2024, the Company issued a press release announcing the Inducement Letter. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of New Warrant
10.1	Form of Inducement Letter
99.1	Press Release dated March 27, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2024	Hoth Therapeutics, Inc.

/s/ Robb Knie
Robb Knie
Chief Executive Officer

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